Exhibit 24

POWER OF ATTORNEY

For Executing Form 144

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Eve Tang as his or her true and lawful attorney-in-fact to:

(1)	prepare, execute for and file on behalf of the undersigned Form 144 in accordance with Rule 144 under the Securities Act of 1933 in connection with the undersigned’s ownership, acquisition or disposition fo securities of NIO Inc.;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form 144, or any amendment thereto, and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Rule 144 under the Securities Act of 1933. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by NIO Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of June 2026.

By:	/s/ Yu Qu
Name: Yu Qu